UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Compensation Arrangements for Non-Employee Directors

On April 27, 2006, the Board of Directors of AnnTaylor Stores Corporation (the “Company”) approved certain changes to the Company’s compensation program for non-employee members of the Board of Directors.

A summary describing the elements of such compensation is attached as Exhibit 10.1 to this report.

2003 Equity Incentive Plan, As Amended

At the Company’s Annual Meeting of Stockholders held on April 27, 2006, the stockholders of the Company approved certain amendments to the 2003 Equity Incentive Plan, as Amended (the “2003 Plan”) that (1) increased the overall number of shares available for awards under the 2003 Plan by 2,200,000 shares of Common Stock, of which no more than 1,100,000 of the additional 2,200,000 shares may be used for the grant of restricted shares and restricted units, and (2) increased the individual limit on grants in any fiscal year of restricted shares and restricted units which are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, by 50,000 shares.

Awards under the 2003 Plan may be granted to key employees of the Company and its subsidiaries (including officers) and to non-employee Directors of the Company.

A copy of the 2003 Plan is attached as Exhibit 10.2 to this report.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Barbara A. Turf resigned from the Company’s Board of Directors on April 28, 2006. A copy of the Press Release announcing Ms. Turf’s resignation is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Summary of Compensation Payable to Non-Employee Directors

10.2	2003 Equity Incentive Plan, As Amended

99.1	Press Release issued by AnnTaylor Stores Corporation on May 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: May 2, 2006		Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
10.1	Summary of Compensation Payable to Non-Employee Directors.

10.2	2003 Equity Incentive Plan, As Amended

99.1	Press Release issued by AnnTaylor Stores Corporation on May 1, 2006.